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                                Exhibit 23(j)(2)

                          Consent of Ernst & Young LLP
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            Consent of Independent Registered Public Accounting Firm


We consent to the use of our report dated February 17, 2005, with respect to the financial statements of Transamerica Fund Advisors, Inc. (formerly known as AEGON/Transamerica Fund Advisers, Inc.), included in Post-Effective Amendment No. 67 to the Registration Statement (Form N-1A No. 33-2659) and related Prospectus of IDEX Mutual Funds.



Ernst & Young LLP


Des Moines, Iowa
February 24, 2005